As filed with the Securities and Exchange Commission on September 10, 1999

                                                   Registration No.:

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             CREATIVE BAKERIES, INC.
             (Exact name of registrant as specified in its charter)

                 New York                                13-3832215
      (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification Number)


                                20 Passaic Avenue
                           Fairfield, New Jersey 07004
                                 (973) 808-8248
               (Address, including zip code, and telephone number,
        including area code of Registrant's principal executive offices)

                                  PHILIP GRABOW
                      President and Chief Executive Officer
                             Creative Bakeries, Inc.
                                20 Passaic Avenue
                           Fairfield, New Jersey 07004
                                 (973) 808-8248
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                    Copy To:

                             Richard S. Frazer, Esq.
                        Pryor Cashman Sherman & Flynn LLP
                                 410 Park Avenue
                            New York, New York 10022
                                 (212) 421-4100

      Approximate date of commencement of proposed sale of the securities to the public: As soon as possible after this Registration Statement becomes effective.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                   ----------

                         Calculation Of Registration Fee

===================================================================================
                                              Proposed    Proposed
                                               Maximum    Maximum
                                              Offering   Aggregate
   Title of Each Class of        Amount to    Price Per   Offering    Amount of
 Securities to be Registered   be Registered   Share*      Price*  Registration Fee
-----------------------------------------------------------------------------------
Common Stock, $.001 par
value ......................  891,250 shares    $0.44   $392,150.00    $200.00
==================================================================================

----------

* Calculated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee (based on the average of the bid and asked price of our common stock as quoted on the NASD OTC Bulletin Board on September 3, 1999.)

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                 891,250 Shares

                             CREATIVE BAKERIES, INC.

                                  Common Stock
                           (Par value $.001 Per Share)

                                   ----------

      The shareholders listed in this prospectus are offering and selling up to 891,250 shares of common stock of Creative Bakeries, Inc. We will not receive any proceeds from such sale.

      Our common stock is quoted on the NASD OTC Bulletin Board under the symbol "CBAK." The last reported bid price for the common stock on September 3, 1999, was $0.38 per share (rounded to the nearest cent). The last reported ask price for the common stock on such date was $0.50 per share.

      The selling shareholders may offer their shares of common stock through public or private transactions in the over-the-counter markets, on or off the United States exchanges, at prevailing market prices or at privately negotiated prices. The selling shareholders may engage brokers or dealers who may receive commissions or discounts from the selling shareholders.

                                   ----------

      See "Risk Factors" at page 5 of this prospectus for a discussion of certain material factors which you should consider before investing in the common stock offered by this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------

                The date of this Prospectus is September _, 1999.

      This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We are not offering to sell or buy the common stock offered in this document to any person unauthorized or prohibited to do so. The selling shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of such public reference room. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of such documents from the SEC's web site at http://www.sec.gov.

                           INCORPORATION BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

      (1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998; and

      (2) Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999;

      (3) Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1999;

      You may request a copy of these filings (excluding exhibits to such filings that we have not specifically incorporated by reference in such filings), at no cost, by writing or telephoning us at the following address:

                          Creative Bakeries, Inc.
                          20 Passaic Avenue
                          Fairfield, New Jersey 07004
                          Attn: Mr. Philip Grabow, President
                          (973) 808-8248

      The following discussion and analysis contains forward-looking statements. Such statements generally discuss future expectations. You can identify such statements by the use of forward looking terminology as "may," "will," "expect," "anticipate" or other similar words.

You should be aware that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. Factors that might cause such a difference include, among others, general economic and business conditions. See "Risk Factors."

                                ABOUT THE COMPANY

            We, Creative Bakeries, Inc., through our two operating subsidiaries, WGJ Desserts and Cafes, Inc. (the "WGJ Subsidiary") and Batter Bake-Chatterley Inc. (the "BBC Subsidiary"), offer a broad line of premium quality pastries, cakes, pies, cookies and other assorted desserts which are produced at our baking facility. We market and distribute our baked goods on a wholesale basis to supermarkets, restaurants and institutional dining facilities as well as by mail order. Recently, we completed a corporate restructuring pursuant to which we closed down our William Greenberg retail operations while consolidating into the BBC Subsidiary the wholesale operations of JMS Specialities, Inc. ("JMS"), which we acquired in January 1997, and Chatterley Elegant Desserts, Inc. ("Chatterley") which we acquired in August 1997. We continue to seek potential acquisition or merger candidates to expand our existing product offerings and geographic markets. However, we can offer no assurance that we will be able to identify successfully such candidates on terms acceptable to us or at all.

Our Business Strategy

      Retail. After carefully analyzing our retail operations, we concluded that the William Greenberg stores we had recently opened were not generating the sales revenue required to become profitable and that the resources required to increase our retail sales would be better used to expand our wholesale division. Therefore, we closed down all our of retail stores.

      Institutional/Wholesale. We plan to increase our penetration in the institutional/wholesale food market by expanding our marketing efforts to restaurants, hotels and corporate dining facilities and by offering our products to supermarkets on a national basis. We plan to expand both our product line and geographic distribution through the following strategies:

      o Expand geographic distribution by acquiring new food distributors in the Connecticut and Philadelphia areas as well as key distributor areas throughout the United States. To do this, we intend to appoint food brokers in various states to handle sales on a commission-only basis.

      o Continue to expand the fat-free product line targeting existing customers as well as new customers; and

      o Enter into co-packing arrangements whereby we introduce private label products of other bakery operations.

      Mail Order. Our WGJ Subsidiary is offering its products through other specialty food retailers and through its mail order catalogue business. Mail order sales accounted for approximately 1% of total sales for each fiscal year ended December 31, 1998, 1997 and 1996, respectively.

      Kosher Foods. We are also seeking to benefit from the growth of the kosher food industry. According to Prepared Foods, the kosher food industry generated approximately $33 billion in sales in 1994 and has been growing at a rate of approximately 15% per annum. The WGJ Subsidiary and the BBC Subsidiary each have a kosher certification and we believe that we can benefit from the projected growth of this market.

Our Business Philosophy

      High Quality Ingredients. We believe that developing and maintaining premium quality products is the key to our future success. We use fresh ingredients in our products, including AA creamy butter, fresh eggs, premium fruits, nuts, and chocolates blended for our unique recipes. We seek to maintain rigorous standards of freshness, quality and consistency.

      Customer Service. Our goal is to provide our customers with warm, courteous and efficient service. We depend on and enjoy a high rate of repeat business. We believe that the quality of the relationship between our employees and our customers is critical to our success. We strive to hire and train well-qualified, highly motivated employees committed to providing superior levels of customer service.

Our Products

      Baked Goods. Our BBC Subsidiary markets a full line of premium quality baked products such as cheese cakes, mousse cakes and tart shells. Additionally, we have expanded our offerings to include a line of frozen batter and baked products, including a variety of Gourmet Frozen Muffin Batter products, No Sugar Added Batters, as well as, a selection of Fully Baked Thaw & Sell muffins and cakes. We continue to develop new products and welcome customer requests.

      Kosher Foods. The Kosher Foods industry is a rapidly growing segment of the prepared foods industry. Both our WGJ Subsidiary and our BBC Subsidiary have kosher certifications and we believe that we can capitalize on the projected growth of this market. We believe that our kosher certification will enable us to better penetrate certain market areas. Our products are not kosher for Passover.

Customers

      Retail. Our WGJ Subsidiary has licensed the "William Greenberg Jr." name to a retail operator who sells our products directly to individual consumers. The retailer also sells our specialty desserts to customers for parties, weddings, bar mitzvahs and other specialty occasions.

      Institutional/Wholesale. This market is mainly served through the BBC Subsidiary. With the acquisition of Chatterley, we now offer our institutional and wholesale customers an expanded line of baked goods, batter and frozen-finished cakes, brownies and muffins.

      The BBC Subsidiary sells its products through food distributors to hotels, hospitals and institutional feeders such as coffee shops, Marriott, Restaurants Associates, etc. The products are also sold retail through food distributors and direct to supermarket distribution centers.

      Mail Order. The WGJ Subsidiary sells select products through mail order. These products are shipped via overnight delivery and second day delivery throughout the United States and internationally. We have a toll free number
(800) 564-2470 for our mail order operations.

Distribution and Marketing

      Recently, we decided to close four retail stores operated by our WGJ Subsidiary in New York City, including the commissary located at Macy's Herald Square. As an alternative to the operation of retail stores, the WGJ Subsidiary has licensed its name to an operator who runs retail and wholesale operations.

      The BBC Subsidiary bakes all of its products at its 30,000 square foot facility in Fairfield, New Jersey. Although utilization of the facility varies based on seasonal fluctuation, the facility is operated on the basis of two shifts, five days a week. We believe that the BBC Subsidiary has the capacity to meet future requirements, including those arising out of the consolidation with Creative Bakeries, Inc. The BBC Subsidiary delivers 90% of its products by truck to its institutional/wholesale customers. About 10% of its customers pick up their orders directly at the bakery and utilize their own distribution networks.

      Historically, we have relied upon word-of-mouth and customer satisfaction to market our products to new customers and to make existing customers aware of new products.

Executive Offices

      Creative Bakeries, Inc. was incorporated under the laws of New York in November 1993. Our executive offices are located at 20 Passaic Avenue, Fairfield, New Jersey 07004 and our telephone number at that address is (973) 808-8248.

                                  RISK FACTORS

      The purchase of our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in such stock.

Historical Losses

      For the fiscal years ended December 31, 1998 and 1997, we generated consolidated revenues from continuing operations in the aggregate amount of $3,814,440.00 and $5,014,558.00, respectively, a decrease of 24%. For the fiscal years ended December 31, 1998 and 1997, our costs of goods sold were $3,137,519.00 and $4,224,113.00, respectively, a decrease 26%, due to the overall decrease in sales. Operating expenses were $1,300, 317.00 and $1,867,242.00 for 1998 and 1997, respectively, a decrease of 31%, mainly attributable to the termination of certain management and other personnel. As a result, the loss from continuing operations was $576,796.00 and $1,464,235.00 for 1998 and 1997 respectively, a decrease of 61%.

      In the six months ended June 30, 1999, we generated consolidated revenues from continuing operations in the aggregate amount of $2,036,252.00. During the same period last year, our consolidated revenues were $1,959,341.00. Our cost of goods sold during the first six months of 1999 and 1998 were $1,611,200.00 and $1,646,774.00, respectively. Our operating expenses also decreased for the same period from $614,680.00 in 1998 to $529,842.00 in 1999. As a result, our loss from continuing operations was reduced from $279,801.00 in 1998 to $60,610 in 1999.

      Management attributes this positive trend to its overrall restructuring efforts. Although we anticipate that this positive trend will continue, we can not offer assurance that we will become profitable or, if we become profitable, that we will be able to sustain our profitability.

Success of Revised Business Strategy

      We intend to re-focus our business strategy on our institutional/wholesale and mail order operations; and recently, we have closed down all of our retail operations. Having recently embarked on such strategy, there can be no assurance that we will successfully implement our strategy or that our strategy will result in profitability.

Need For Additional Financing; Increase in Operating Costs; Availability of Supplies.

      Although we believe we have adequate capital to fund current operations for the next 12 months, we may be required to obtain additional financing earlier in order to continue our operations and expansion strategy. We can offer no assurances that we will be able to obtain additional funds, or if we are able to obtain additional funds, such funds will be obtainable on terms or in the amounts required. If we are not able to raise additional funding, we may be required to delay, scale back or eliminate some or all of its efforts or other operations, which will have a material adverse effect on our business, results of operations and prospects. Any future issuance of our securities will dilute the common stock of our then existing stockholders, which in certain circumstances could be substantial.

      Currently, we purchase all of our ingredients, such as butter, eggs, sugar and flour, from three suppliers. The costs of such items, like other commodities, are subject to fluctuations due to changes in economic conditions, weather, demand and other factors, many of which are beyond our control. Historically, we have been able to pass significant price increases through to our customers. However, we can offer no assurances that we will be able to do so in the future. In addition, an increase in coffee prices could have a material adverse effect on our results of operations. We believe that alternative sources for our ingredients are readily available and we do not believe that the loss of any of our current suppliers would have a material adverse effect on our business, financial condition or results of operations.

Dependence on Key Personnel

      We are dependent on the experience, abilities and continued services of Philip Grabow, our President and Chief Executive Officer. Although we have entered into an employment agreement with Mr. Grabow, the loss of his services could have a material adverse effect on our business, financial condition or results of operations.

Control of Company by Management

      Philip Grabow and Yona Gonen (formerly Abrahami), Chief Operating Officer of Chatterley, own an aggregate of 1,000,000 shares of common stock, representing approximately 19% of the issued and outstanding shares of common stock. Accordingly, Mr. Grabow and Ms. Gonen will be able to effectively control the election of our Board of Directors and in general to effectively determine the outcome of any corporation transaction or other matters submitted to our shareholders for approval including mergers, acquisitions, consolidations or the sale of all or substantially all of our assets. See "Description of Securities."

Potential Liability; Availability of Insurance

      From time to time, we are subject to lawsuits as a result of our business; and currently, we maintain insurance relating to personal injury and product liability in amounts that we consider adequate and customary for the food industry. While we have been able to obtain such insurance in the past, no assurances can be given that we will be able to maintain these insurance policies in the future. In addition, any successful claim against us, in an amount exceeding our insurance coverage, could have a material adverse effect on our business, financial condition or results of operations.

Risks of Acquisition Strategy

      We intend to develop and expand our business. Among the risks associated with such strategy, which could materially adversely affect our business, financial condition, results of operations and profitability, are the following:

            o we may not be able to identify, acquire or profitably manage such additional businesses;

            o we may incur substantial costs, delays or other operational or financial problems in integrating acquired businesses;

            o     such acquisitions may adversely affect our operating results;

            o     such acquisitions may divert management's attention;

            o     we may not be able to retain acquired key personnel;

            o we may encounter unanticipated events, circumstances or legal liabilities; and

            o     the value of acquired intangible assets could decrease.

Government Regulation; Maintenance of Licenses and Certification

      We are subject to numerous state regulations relating to the preparation and sale of food. We are also subject to federal and state laws governing our relationship with employees, including minimum wage requirements, overtime, working and safety conditions, and citizenship requirements. The failure to obtain or retain the required food licenses or to be in compliance with applicable governmental regulations, or any increase in the minimum wage rate, employee benefits costs (including costs associated with mandated health insurance coverage) or other costs associated with employees, could adversely affect our business, financial condition or results of operations. Changes in the laws regarding the minimum wage rate and other employee benefits and the preparation and sale of food could adversely affect our operations as well as the food industry in general. In addition, our products are certified as kosher by independent entities. We believe that we will continue to meet the kosher certification requirements; however, to the extent that we rely on our kosher clientele, the failure to retain or obtain such certification in the future could have a material adverse effect on our business, financial condition or results of operations.

Risks Associated With Food Service Industry

      The results of operations of food service businesses are affected by, among other things, changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns and the type, number, and location of competing units. Food service companies also can be substantially adversely affected by publicity resulting from poor food quality, illness, injury, health concerns, methods of food preparation or operating difficulties. We can not offer assurance that we will be able to maintain the quality of our products or avoid adverse publicity in the event of an illness, injury or the like. We are dependent on frequent deliveries of fresh ingredients. Therefore, we are subject to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality, and cost of such ingredients. To the extent that we supply baked goods to various restaurants and caterers, we are subject to frequent menu changes by such customers adding and deleting items. Accordingly, we are subject to the additional risk of order cancellations and increases, often on short notice.

Competition

      The baking industry is a highly competitive and highly fragmented industry. Competition in both the retail and institutional/wholesale baking industry is based on product quality, brand name loyalty, price and customer service. We compete with national, regional and local retail and wholesale bakeries as well as supermarket chains that have in-store bakeries. Many of our competitors are larger, more established and have greater financial and other resources than we do. The specialty coffee/cafe business has become increasingly competitive and relatively few barriers exist to entry. Some of our major competitors include Au Bon Pain, Karps, Pillsbury, Country Muffins and Bake-N-Joy. Our competitors with significant economic resources in the baking industry or existing non-specialty and specialty coffee/cafe businesses could, at any time, enter the wholesale or retail bakery/cafe business.

Quarterly Fluctuations; Seasonality; Possible Volatility of Stock Price

      Our operating results are subject to seasonal fluctuations. Historically, we have realized our highest level of sales in the second and fourth quarters due to increased sales during the Thanksgiving, Christmas, Chanukah, Easter and Passover seasons. In addition, our operating results could be subject to quarterly fluctuations due to the timing of the opening of additional cafes and kiosks. Such quarterly variations could cause the market price of our common stock to fluctuate substantially. In addition, the stock markets in the United States have, from time to time, experienced significant price and volume fluctuations that are unrelated or disproportionate to the operating performances of individual companies. Such fluctuations may adversely affect the price of our common stock.

Lack of Liquidity of Common Stock

      Our common stock was delisted from the Nasdaq SmallCap Market in September 1998 and since we were delisted, our common stock has been traded on the NASD OTC Bulletin Board. Accordingly, an investor will likely find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock. In addition, our common stock may become subject to "penny stock" regulations promulgated by the Securities and Exchange Commission. Under such regulations, brokers-dealers are required, among other things, to comply with disclosure requirements and special investor suitability determinations prior to a sale. If our common stock becomes subject to these regulations, the market price of our common stock and liquidity thereof would be adversely affected. See "Description of Securities."

State Registration Required for Sales of Shares

      Under the securities laws of certain states, our securities may not be sold unless they are qualified for sale or are exempt from regulation under the state securities laws of the state in which the prospective purchaser resides.

Dilution

      As of the date of this Prospectus, there are outstanding (i) options to purchase 100,000 shares of common stock and (ii) warrants to purchase 2,485,000 shares of our common stock. The exercise of all or a substantial portion of all of the outstanding options and warrants (including the warrants), and the issuance of any additional securities which are exercisable for or convertible into shares of our common stock, will have a dilutive effect, which could be substantial, on the value of the then outstanding shares of our common stock.

Possible Adverse Effect of Issuance of Preferred Stock

      Our Restated Certificate of Incorporation authorizes the issuance of 2,000,000 shares of preferred stock, with designations, rights and preferences as determined from time to time by the Board of Directors. As a result of the foregoing, the Board of Directors can issue, without further shareholder approval, preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock could, under certain circumstances, discourage, delay or prevent a change in control. Although we have no plans to issue any shares of preferred stock, there can be no assurance that we will not issue preferred stock at some future date.

Shares Eligible for Future Sale

      As of the date of this Prospectus, there are 5,305,250 shares of our common stock outstanding. Of such shares, 2,608,252 shares of our common stock are "restricted securities" under Rule 144. Of such shares, 891,250 are being registered herein. The remaining 1,717,002 outstanding restricted securities may be sold only pursuant to a registration statement under the Securities Act of 1933, as amended ("Securities Act"), or an applicable exemption, including pursuant to Rule 144. Under Rule 144, a person who has owned Common Stock for at least one year may, under certain circumstances, sell within any three-month period, a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. In addition, a person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the restricted securities for the last two years, is entitled to sell all such shares without regard to the volume limitations, current public information requirements, manner of sale provisions and notice requirements. Sales or the expectation of sales of a substantial number of shares of Common Stock in the public market following this offering could adversely affect the prevailing market price of the Common Stock.

Dividend Policy

      Generally. We expect to retain earnings, if any, to finance the expansion and development of our business and we do not anticipate making any cash dividend payment in the foreseeable future.

Effect of Certain Charter Provisions.

      Authority of Board of Directors to Issue Preferred Stock. Pursuant to the terms of our charter, our Board of Directors has the authority to issue up to 2,000,000 shares of preferred stock in one or more series. Our Board of Directors may also determine the prices, rights, preferences, privileges and restrictions, including voting rights, of the shares within each series without any further shareholder vote or action. The rights of the holders of preferred stock that our Board of Directors may issue may adversely affect the rights of the holders of common stock. While the issuance of such preferred stock could facilitate possible acquisitions and other corporate activities, it could also impede a third party's ability to acquire control of our company.

      Limitation of Liability of Directors. Pursuant to the terms of our charter and to the extent New York law permits, we and our shareholders may not hold our directors personally liable for monetary damages in the event of a breach of fiduciary duty.

Impact of Year 2000

      The Year 2000 issue is the result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time sensitive software may recognize a date using "00" as the year 1900 instead of the year 2000. This reading could result in a system failure or miscalculations and cause a disruption in operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activity.

      Based on a recent assessment, we have determined that we will be required to modify or replace portions of our software and hardware so that our systems will function properly with respect to the dates in the year 2000 and thereafter. We presently believe that with modifications to existing software and hardware, the Year 2000 issue will not pose significant operational problems for our systems.

Anti-takeover Effects of New York Law.

      Certain anti-takeover provisions of New York law could delay or hinder a change of control of our company. While such provisions generally facilitate our Board of Directors' ability to maximize shareholder value, they may discourage takeovers that could be in the best interest of certain shareholders. Such provisions could adversely affect the market value of our stock in the future.

                                 USE OF PROCEEDS

      The shares of common stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See "Selling Shareholders." All net proceeds from the sale of the common stock will go to the shareholders who offer and sell their shares. Accordingly, we will not receive any part of the proceeds from such sales of the common stock.

                              SELLING SHAREHOLDERS

      The selling shareholders have informed us that the name, address, maximum number of shares of common stock to be sold and total number of shares of common stock that each selling shareholder owns are as set forth in the following table. The selling shareholders may sell all or part of their shares of common stock pursuant to this prospectus. The offering of such shares of common stock is not being underwritten on a firm commitment basis. As a result, we cannot give you estimates as to the number and percentage of shares of common stock each selling shareholder will hold upon termination of this offering. However, we have assumed, for purposes of the following table, that all of the shares being offered hereunder will be sold.

                              Selling Shareholders

                                  No. of Shares of         Maximum No.       No. of Shares of     Percentage of
                                    Common Stock          of Shares of         Common Stock       Common Stock
                                 Beneficially Owned       Common Stock         to be Owned         to be Owned
       Name and Address          Prior to Offering        to be Offered       After Offering   After Offering (#)
       ----------------          -----------------        -------------       --------------   ------------------
Adjunct & Co.                          500,000               500,000                        0          *
Paine Webber Small Cap Fund
c/o Mitchell Hutchins Asset
Management Inc.
Attn: Don Jones
1285 Avenue of the Americas
15th Floor
New York, NY 10019

David Abrahami (1)                     540,000               60,000                   480,000          9%
c/o Rabinowiz, Trenk,
Lubetkin & Tully
200 Executive Drive
Suite 225
West Orange, NJ 07052-3303

                                  No. of Shares of        Maximum No.        No. of Shares of     Percentage of
                                    Common Stock          of Shares of         Common Stock       Common Stock
                                 Beneficially Owned       Common Stock         to be Owned         to be Owned
       Name and Address          Prior to Offering        to be Offered       After Offering   After Offering (#)
       ----------------          -----------------        -------------       --------------   ------------------
Geraldine P. Baileys, TTEE             200,000               200,000                      0            *
Baileys Family Trust
Attn: Karen Brenner
1300 Bristol Street North
Suite 230
Newport Beach, CA 92660

Pearlman Family Revocable               56,250               56,250                       0            *
Trust
c/o Al Pearlman
17 Barry Street
Randolph, MA 02368

Swan Alley (Nominees)  Ltd.            175,000               75,000                 100,000            2%
40 Queen Street
London, EC4R1DD
England


----------
*     Percentage of ownership after the offering is less than 1%.

(1) In 1998, Mr. Abrahami resigned as our Chief Operating Officer. In connection with the resignation, we entered into a settlement agreement pursuant to which we are required to register 60,000 shares of Mr. Abrahami's common stock owned by Mr. Abrahami.

                              PLAN OF DISTRIBUTION

      The selling shareholders may offer their shares of common stock directly or through pledgees, donees, transferees or other successors in interest in one or more of the following types of transactions:

            o     in the over-the-counter market;

            o on any stock exchange on which shares of common stock may be listed at the time of sale;

            o     in negotiated transactions; or

            o     in a combination of any of the above transactions.

      The selling shareholders may offer their shares of common stock at any of the following prices:

            o     fixed prices which may be changed;

            o     market prices prevailing at the time of sale;

            o     prices related to such prevailing market prices; or

            o     at negotiated prices.

      The selling shareholders may sell their shares of common stock by one or more of the following methods, without limitation:

            o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o a broker or dealer may purchase as principal and resell for its account pursuant to this prospectus;

            o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

            o face-to-face transactions between the selling shareholders and purchasers without a broker-dealer.

      In effecting sales, brokers or dealers that the selling shareholders engage may arrange for other brokers or dealers to participate. The selling shareholders may give such brokers or dealers commissions or discounts in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act in connection with such sales.

      In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 might be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders and any broker-dealers acting in connection with the sale of shares of common stock hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares of common stock as principals may be deemed underwriting compensation under the Securities Act.

      If and when a selling shareholder notifies us of that he or she has entered into a material arrangement with a broker-dealer for the sale of shares of common stock through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we will file a supplemental prospectus, if required pursuant to Rule 424(c) under the Securities Act, disclosing (1) the name of the selling shareholder and of the participating broker-dealer(s); (2) the number of shares of common stock involved; (3) the price at which such shares of common stock were sold; (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
(5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and (6) other facts material to the transaction.

      The selling shareholders reserve the sole right to accept and, together with any agent of any selling shareholder, to reject in whole or in part any proposed purchase of the shares of common stock. The selling shareholders will pay any sales commissions or other seller's compensation applicable to such transactions.

      We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

      Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock may not simultaneously engage in market-making activities with respect to such shares of common stock for a period of two to nine business days prior to the commencement of such distribution. In addition, the selling shareholders and any other person participating in a distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-2, 10b-6 and 10b-7. Such provisions may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders or any such other person. This may affect the marketability of the common stock and the brokers' and dealers' ability to engage in market-marking activities with respect to the common stock.

      We will pay substantially all of the expenses incident to the registration of the shares of common stock by filing the registration statement of which this prospectus is a part, estimated to be approximately $6000.00.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

      Our authorized capital stock consists of 10,000,000 shares of common stock, par value $.001 per share, and 2,000,000 shares of preferred stock, par value $.001 per share. As of the date of this Prospectus, 5,305,250 shares of our common stock were issued and outstanding, no shares of preferred stock were issued and outstanding and approximately 2,585,000 shares of common stock (subject to adjustment) were issuable upon exercise of outstanding options and warrants.

Common Stock

      Voting, Dividend and Other Rights. Each outstanding share of common stock will entitle the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock will have no preemptive, subscription or conversion rights. All shares of common stock to be outstanding following this offering will be duly authorized, fully paid and nonassessable. Our Board of Directors will determine if and when distributions may be paid out of legally available funds to the holders. We have not declared any cash dividends during the past fiscal year with respect to the common stock. Our declaration of any cash dividends in the future will depend on our Board of Directors' determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so.

      Rights Upon Liquidation. Upon liquidation, subject to the rights of any holders of the preferred stock, if any, to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

      Majority Voting. The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholders action other than the election of directors. However, the Business Corporation Law of the State of New York provides that certain extraordinary matters, such as a merger or consolidation in which we are a constituent corporation, a sale or other disposition of all or substantially all of our assets, and our dissolution, require the vote of the holders of two-thirds of all outstanding voting shares. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

      Authority of Board of Directors to Create Series and Fix Rights. Under our certificate of incorporation, as amended, our Board of Directors can issue up to 2,000,000 shares of preferred stock from time to time in one or more series. The Board of Directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, the Board of Directors has the authority to issue these shares of preferred stock without shareholder approval.

      Potential Dilution of Share Value; Preferences. Any issuance of shares of preferred stock could dilute the earnings per share and book value of existing shares of common stock. Because our Board of Directors has the authority to fix the voting rights for any series of preferred stock, the holders of shares of a new series of preferred stock could be entitled to vote separately as a class in connection with the approval of certain extraordinary corporate transactions where New York law does not require such class vote, or might be given a disproportionately large number of votes. The issuance of shares of preferred stock could also result in a class of securities outstanding that would have certain preferences (for example, with respect to dividends or liquidation), or would enjoy certain voting rights in addition to those of the common stock.

      Potential Frustration in Change of Control . Although we currently have no such intention, we could use authorized but unissued shares of preferred stock to hinder a change in control of our company. Any issuance of shares of preferred stock could dilute the stock ownership of persons seeking to gain control. Shares of a new series of preferred stock could also be convertible into a large number of shares of common stock or have other terms that might make more difficult or costly the acquisition of a controlling interest in our company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons attempting to effect a takeover or otherwise gain control. Such shares could be privately placed with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. In addition, the Board of Directors could authorize holders of a series of preferred stock to vote as a class, either separately or with the holders of the common stock, on any merger, sale or exchange of assets by us or any other extraordinary corporate transactions. The ability of the Board of Directors to take such actions might be considered as having an effect of discouraging any attempt by another person or entity to acquire control of our company.

Transfer Agent

      The registrar and transfer agent for our common stock is American Securities Transfer & Trust, Inc.

                                  LEGAL MATTERS

      Pryor Cashman Sherman & Flynn LLP, New York, New York, will pass upon certain legal matters in connection with this offering, including the validity of the issuance of the shares of common stock offered by this prospectus.

                                     EXPERTS

      Our consolidated balance sheets as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the two years ended December 31, 1998 appearing in our Annual Report on Form 10-KSB for the year ended December 31, 1998, have been audited by Zeller Weiss & Kahn, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

      No dealer, sales representative, or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                                   ----------

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find  More Information ....................................    1

Incorporation of Certain Documents by Reference .........................    1

About the Company .......................................................    2

Risk Factors ............................................................    5

Use of Proceeds .........................................................   10

Selling Shareholders ....................................................   10

Plan of Distribution ....................................................   11

Description of Securities to be Registered ..............................   13

Legal Matters ...........................................................   15

Experts .................................................................   15
================================================================================

================================================================================
                                 891,250 Shares

                             CREATIVE BAKERIES, INC.

                                  Common Stock

                                   ----------
                                   PROSPECTUS
                                   ----------

                                September __, 1999
================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

      Estimated expenses to be paid by the Company in connection with the issuance and distribution of the securities being registered are as follows:

Registration Fee ..............................................     $
                                                                    ------------
Legal Fees and Expenses .......................................     $    5000.00
                                                                    ------------
Accounting Fees and Expenses ..................................         $1000.00
                                                                    ------------
Miscellaneous .................................................     $          0
                                                                    ------------
       Total                                                        $    6000.00
                                                                    ------------

ITEM 15. Indemnification of Directors and Officers

      Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

      Section 722 of the BCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a "derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the BCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholders vote, agreement or otherwise.

      The Registrant's bylaws limit the indemnification that the Registrant shall provide to judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred as a result of the action or proceeding. Notwithstanding such limitation, the Registrant may pay in advance of final disposition expenses incurred by such person in defending such action or proceeding. The Registrant's bylaws apply the same limitation to all actions or proceedings, including derivation actions.

      Section 402(b) of the BCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the BCL; or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the BCL. Article Ninth of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be liable to the Registrant or its shareholders for any breach of duty in such capacity except as provided in Section 402(b) of the BCL.

      Any amendment to or repeal of the Registrant's Certificate of Incorporation or by-laws shall not adversely affect any right or protection of a director or officer of the Registrant for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

      The Registrant maintains directors and officers insurance which, subject to certain exclusions, insures the directors and officers of the Registrant against certain losses which arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures the Registrant against amounts which it has paid or may become obligated to pay as indemnification to its directors and/or officers to cover such losses.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

      Exhibit No.       Description
      -----------       -----------

      5                 Opinion of Pryor Cashman Sherman & Flynn LLP

      23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included as part of Exhibit 5)

      23.2              Consent of Zeller Weiss & Kahn, LLP

      24 Powers of Attorney (included in the signature page of this Registration Statement)

Item 17. Undertakings

      (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on this 9th day of September, 1999.

                                          CREATIVE BAKERIES, INC.


                                          By:  /s/ Philip Grabow
                                                -----------------------
                                                Philip Grabow
                                                President and
                                                Chief Executive Officer


                                          By:  /s/ Ashwin R. Shah
                                                -----------------------
                                                Ashwin R. Shah
                                                Chief Financial Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes Philip Grabow, his true and lawful attorney-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: September 9, 1999            /s/ Philip Grabow
                                    -------------------------------------
                                    (Philip Grabow)
                                    President and Chief Executive Officer


Dated: September 9, 1999            /s/ Richard Fector
                                    -------------------------------------
                                    (Richard Fector)
                                    Director


Dated: September 9, 1999            /s/ Raymond J. McKinstry
                                    -------------------------------------
                                    (Raymond J. McKinstry)
                                    Director


Dated: September 9, 1999            /s/ Kenneth Sitomer
                                    -------------------------------------
                                    (Kenneth Sitomer)
                                    Director


Dated: September 9, 1999            /s/ Karen Brenner
                                    -------------------------------------
                                    (Karen Brenner)
                                    Director

Dated: September 9, 1999            /s/ Yona Gonen
                                    -------------------------------------
                                    (Yona Gonen)
                                    Director